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Exhibit 24

POWERS OF ATTORNEY

        The persons whose signatures appear below constitute and appoint (1) the Senior Vice President and General Counsel, or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter "the Company"), and (2) the Executive Vice President, DuPont Finance, or any Vice President, DuPont Finance, jointly, his or her true and lawful attorneys-in-fact and agents for him or her and in his or her name, place and stead, in any and all capacities to execute and file, or cause to be filed, with the Securities and Exchange Commission (hereinafter the "Commission") a Registration Statement on Form S-3 relating to the issuance thereunder of the Company's debt securities and common stock, any and all amendments thereto (including post-effective amendments), and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ E. J. KULLMAN Ellen J. Kullman	Chair of the Board and Chief Executive Officer	March 4, 2011
/s/ S. W. BODMAN S. W. Bodman	Director	March 2, 2011
/s/ R. A. BROWN R. A. Brown	Director	March 1, 2011
/s/ R. H. BROWN R. H. Brown	Director	February 26, 2011
/s/ B. P. COLLOMB B. P. Collomb	Director	March 2, 2011
/s/ C. J. CRAWFORD C. J. Crawford	Director	March 2, 2011
/s/ A. M. CUTLER A. M. Cutler	Director	March 2, 2011
/s/ J. T. DILLON J. T. Dillon	Director	March 2, 2011

Signature	Title	Date

/s/ E. I. DU PONT, II E. I. du Pont, II	Director	March 2, 2011
/s/ M. A. HEWSON M. A. Hewson	Director	February 28, 2011
/s/ L. D. JULIBER L. D. Juliber	Director	March 2, 2011
/s/ W. K. REILLY W. K. Reilly	Director	March 2, 2011

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  Exhibit 24
POWERS OF ATTORNEY